Exhibit 99.1

Vycor Medical Releases Financial Results for the for the Year Ended December 31, 2025

BOCA RATON, FL (March 31, 2026) – Vycor Medical, Inc. (“Vycor” or the “Company”) (OTCQB—VYCO), today announced financial results for the year ended December 31, 2025.

The Company operates through two business units: Vycor Medical, which produces the ViewSite™ Brain Access System (VBAS) for neurosurgery; and NovaVision®, a business in development which offers therapy programs to help patients recover from visual disorders after stroke or brain injury.

Company Highlights

●	The Vycor Medical division revenues increased by 18% over 2024 with most of the majority of the growth coming from international markets, although sales growth continued in the US.

●	Operating profit was $33,900 compared to an operating loss of $(9,145) in 2024, and non-GAAP operating profit was $145,881 compared to 81,245 in 2024.

●	During 2025, seven new peer-reviewed studies were published on the ViewSite Brain Access System (VBAS), bringing the total published peer reviewed clinical papers to 50, with an additional 14 other clinical papers. The studies reflecting the increasing international spread of the VBAS clinical data, with 2 papers published in the US, 3 in the UK, 1 in Japan and 1 in Mexico, all highlighting the clinical advantages of VBAS with respect to reduced brain tissue damage, improved patient outcomes and reduced hospital stay.

●	A new clinical study on NovaVision’s NeuroEyeCoach was published, comparing results from using the program at home with using it in a clinic. The study concluded that both home-based and clinic-based patients showed meaningful improvements with no significant differences between the two settings in activities of daily living improvements, validating NeuroEyeCoach as an effective tool, whether used clinically or accessed remotely. This is an important study for the company given the significant drive in healthcare systems worldwide to access digital technologies in home settings.

Financial Results

For the year ended December 31, 2025, the Company reported revenue of $1,863,400, an increase of $274,076 (or 17%) over 2024. The Vycor Medical division (VBAS) generated revenue of $1,796,070, an increase of $280,326 (or 18%) over 2024. Most of the increase came from international growth, a key company strategy, although sales growth continued in the US. Gross profit for 2025 was $1,498,295, an 11% increase over 2024, generating a margin of 83% versus 89% in 2024, attributable to validation, shipping and higher manufacturing costs of new production as well as a higher international sales mix. The NovaVision division, which remains in development, generated revenues of $67,330 for the year ended December 31, 2024, a decrease of $6,250 or 8% from 2025, and gross margin of 93%, compared to 91% for 2024.

	Years Ended December 31,
	2024	2023
Revenue
Vycor Medical	$1,796,070	$1,515,744
NovaVision	$67,330	$73,580
	$1,863,400	$1,589,324
Gross Profit
Vycor Medical	$1,498,295	$1,355,878
NovaVision	$62,812	$66,637
	$1,561,107	$1,422,515

For the year ended December 31, 2025 the Company reported non-GAAP Cash Operating Expenses of $1,415,226 compared to $1,340,967 in 2024, and non-GAAP Operating Profit of $145,881 compared to $81,548 in 2024, an increase of $64,333.

Reconciliation of Non-GAAP Information

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash depreciation of purchased assets and non-cash stock-based compensation. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis for year ended December 31, 2025 the Company reported Operating Expenses of $1,527,207, an operating profit of $33,900, a net loss of $396,796 and a loss of $0.01 per share.

Vycor’s GAAP operating costs for year ended December 31, 2025 include non-cash depreciation of purchased assets ($63,143) and non-cash stock compensation charges ($48,838). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses for the year ended December 31, 2025 were $1,415,226, non-GAAP operating profit was $145,881, and non-GAAP net loss was $284,815 or $0.01 per share.

VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss

(unaudited)

	For the years ended December 31,
	2025	2024

Revenue	$1,863,400	$1,589,324
Cost of Goods Sold	302,293	166,809
Gross Profit	1,561,107	1,422,515

Operating Expenses:
Research and development	9,963	15,325
Depreciation and amortization	59,521	59,521
Selling, general and administrative	1,457,723	1,356,814
Total Operating Expenses	1,527,207	1,431,660
Operating income (loss)	33,900	(9,145)

Other (Expense) Income
Interest expense: Related Party	(50,283)	(50,013)
Interest expense: Other	(53,299)	(53,565)
Other income	-	6,002
Loss on foreign currency exchange	(508)	(230)
Total Other (Expense) Income	(104,090)	(97,806)

Loss Before Provision for Income Taxes	(70,190)	(106,951)
Provision for income taxes	-	-
Net Loss from continuing operations	(70,190)	(106,951)
Loss from discontinued operations, net of tax	(2,236)	(249)
Net Loss	(72,426)	(107,200)

Preferred stock dividends	(324,370)	(324,370)
Net Loss Available to Common Stockholders	$(396,796)	$(431,570)

Other Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	-	-
Comprehensive Loss	$(72,426)	$(107,200)

Loss Per Share - basic and diluted
Loss from continuing operations	$(0.01)	$(0.01)
Loss from discontinued operations	$(0.00)	$(0.00)
Loss available to common stockholders	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	33,372,796	32,884,882

VYCOR MEDICAL, INC.

Non-GAAP Reconciliation of Operating Loss and Net Loss

(unaudited)

	For the years ended December 31,
	2025	2024

GAAP Operating Expenses	$1,527,207	$1,431,660

Non-cash depreciation of purchased assets (1)	(63,143)	(63,910)
Non-cash stock-based compensation (2)	(48,838)	(26,783)
Total Non-GAAP Operating Expense Adjustments	(111,981)	(90,693)

Non GAAP Cash Operating Expenses	$1,415,226	$1,340,967

GAAP Operating Profit (Loss)	$33,900	$(9,145)

Non-GAAP Operating Expense Adjustments, as above	111,981	90,693

Non-GAAP Operating Profit	$145,881	$81,548

GAAP Net Loss available to common shareholders	$(396,796)	$(431,570)

Non-GAAP Operating Expense Adjustments, as above	111,981	90,693

Non-GAAP Net Loss available to common shareholders	$(284,815)	$(340,877)

Non-GAAP Loss Per Share basic and diluted	$(0.01)	$(0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	33,372,796	32,884,882

(1) Non-Cash depreciation of purchased assets. These are non-cash charges related to assets which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based compensation issued to employees, outside directors and non-employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTCQB: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

Vycor Medical’s FDA-cleared ViewSite™ Brain Access System (VBAS) a minimally invasive neurosurgical device designed to improve access to brain lesions while reducing tissue damage and enhancing patient outcomes. The VBAS system has been approved and used in over 350 hospitals in the US and in numerous countries internationally. VBAS is protected by 49 issued and 8 pending patents and has been validated through over 50 peer-reviewed studies. These studies demonstrate that use of VBAS results in: less brain tissue damage; less invasive procedure; improved access and better visibility; and reduced operating and recovery time. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision provides a suite of clinically supported vision rehabilitation therapies aimed at helping patients recover from visual impairments caused by stroke or other brain injury. The Visual Restoration Therapy (VRT) is the only commercialized FDA-cleared therapy for vision rehabilitation following neurological brain damage, making it a unique and important option for patients seeking to regain lost visual capabilities. The complementary NeuroEyeCoach program, clinically supported by a 296-patient study (the largest to date in the neuro visual space), enables dramatic improvements in patients’ ability to detect objects in the visual field by training them to make better eye movements with improvement in over 80% of patients. The NovaVision therapies, while showing a positive impact on these patients’ lives, still require significant development to allow them to successfully address their market potential. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc. Contacts:

951 Broken Sound Parkway, Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com

LinkedIn: https://www.linkedin.com/in/vycor-medical-inc/

Instagram: https://www.instagram.com/vycormedical/

Facebook: https://www.facebook.com/Vycor.Nova/

Twitter/X: https://x.com/vycormedical

YouTube: https://www.youtube.com/@vycormedical6049

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